UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

July 10, 2025

Date of Report (Date of earliest event reported)

NEW ERA HELIUM INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-42433	99-3749880
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4501 Santa Rosa Dr. Midland, TX	79707
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 695-6997

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NEHC	The Nasdaq Stock Market LLC
Warrants	NEHCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Third Amended and Restated Equity Purchase Facility Agreement

As previously reported, New Era Helium Inc., a Nevada corporation (“NEH” or the “Company”), and an institutional investor (the “Investor”), entered into that certain Equity Purchase Facility Agreement, dated as of December 6, 2024, as amended and restated by that certain Amended and Restated Equity Purchase Facility Agreement dated as of February 21, 2025 and the Second Amended and Restated Equity Purchase Facility Agreement dated as of May 5, 2025 (the “Existing EPFA”).

Pursuant to and in accordance with the terms of the Existing EPFA, among other things, (a) the Company issued to the Investor certain promissory notes in the aggregate principal amount of $10 million (the “Promissory Notes”) and (b) during the commitment period provided for in the Existing EPFA, the Company, in its sole discretion, has the right, but not the obligation, to issue and sell to the Investor, and the Investor shall subscribe for and purchase from the Company, up to an aggregate of $75 million of shares of Company common stock (“Shares”) by the delivery to the Investor of certain advance notices. As of July 10, 2025, the Company has issued and sold an aggregate of 12,788,741 Shares for gross proceeds of approximately $8,588,625 under the Existing EPFA.

On July 10, 2025, the Company and the Investor entered into a Third Amended and Restated Equity Purchase Facility Agreement (the “Third A&R EPFA”), which amends and restates the Existing EPFA in its entirety. Capitalized terms used in this Current Report on Form 8-K and not defined herein have the meanings ascribed thereto in the Third A&R EPFA.

The Third A&R EPFA, among other things, permits the Company to select an Extended Purchase Pricing Period (as defined in the Third A&R EPFA) which permits the Investor to effect sales of Shares pursuant to an Advance Notice during pre-market trading hours, amends the definition of Excluded Securities and includes other conforming and administrative changes.

The foregoing summary of the Third A&R EPFA does not purport to be complete and is qualified in its entirety by reference to the Third A&R EPFA filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Third Amended and Restated Equity Purchase Facility Agreement, dated July 10, 2025.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 10, 2025

NEW ERA HELIUM INC.

By:	/s/ E. Will Gray II
Name:	E. Will Gray II
Title:	Chief Executive Officer